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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Candlewood Hotel Company, Inc.:

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8 of Candlewood Hotel Company, Inc. and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996, which report appears in December 31, 1998 annual report on Form 10-K of Candlewood Hotel Company, Inc.

                                        /s/ KPMG LLP



Wichita, Kansas
September 21, 1999